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                         AIM INTERNATIONAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY


         AIM INTERNATIONAL FUNDS, INC., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Board of Directors of the Corporation, by resolutions duly adopted at a meeting duly called and held on December 8, 1999, has:

         (a) increased the aggregate number of shares of stock that the Corporation has authority to issue from Six Billion (6,000,000,000) to Seven Billion Eight Hundred Sixty Million (7,860,000,000) shares,

         (b) classified and designated such newly authorized shares (collectively, the "Shares") as follows:

                           Forty Million (40,000,000) shares as shares of the AIM Asian Growth Fund - Class A Shares,
                           Forty Million (40,000,000) shares as shares of the AIM Asian Growth Fund - Class B Shares,
                           Forty Million (40,000,000) shares as shares of the AIM Asian Growth Fund - Class C Shares,
                           Forty Million (40,000,000) shares as shares of the AIM European Development Fund - Class A Shares, Forty Million (40,000,000) shares as shares of the AIM European Development Fund - Class B Shares, Forty Million (40,000,000) shares as shares of the AIM European Development Fund - Class C Shares, Forty Million (40,000,000) shares as shares of the AIM Global Aggressive Growth Fund - Class A Shares, Forty Million (40,000,000) shares as shares of the AIM Global Aggressive Growth Fund - Class B Shares, Forty Million (40,000,000) shares as shares of the AIM Global Aggressive Growth Fund - Class C Shares, Forty Million (40,000,000) shares as shares of the AIM Global Growth Fund - Class A Shares,
                           Forty Million (40,000,000) shares as shares of the AIM Global Growth Fund - Class B Shares,
                           Forty Million (40,000,000) shares as shares of the AIM Global Growth Fund - Class C Shares,
                           Forty Million (40,000,000) shares as shares of the AIM Global Income Fund - Class A Shares,

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                           Forty Million (40,000,000) shares as shares of the
                           AIM Global Income Fund - Class B Shares,
                           Forty Million (40,000,000) shares as shares of the AIM Global Income Fund - Class C Shares,
                           Eighty Million (80,000,000) shares as shares of the AIM International Equity Fund - Class A Shares, Forty Million (40,000,000) shares as shares of the AIM International Equity Fund - Class B Shares, Forty Million (40,000,000) shares as shares of the AIM International Equity Fund - Class C Shares, and One Billion One Hundred Million (1,100,000,000) shares as unclassified, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of stock as set forth in ARTICLE FIFTH, paragraph (b) of the Charter of the Corporation (the "Charter") and in any other provisions of the Charter relating to the stock of the Corporation generally, and

         (c) ratified and confirmed the issuance of shares of Common Stock of the Corporation, of each class of whatever portfolio, as reflected in the records of the Corporation, and further declared and confirmed that each such share, of whatever class of whatever portfolio, is duly authorized, validly issued, fully paid and nonassessable.

         SECOND: Immediately prior to the filing of these Articles Supplementary, the Corporation had authority to issue Six Billion
(6,000,000,000) shares, $.001 par value per share, having an aggregate par value of $6,000,000, of which:

         (a) Two Hundred Million (200,000,000) shares are classified as AIM Asian Growth Fund - Class A Shares, Two Hundred Million (200,000,000) shares are classified as AIM European Development Fund - Class A Shares, Two Hundred Million (200,000,000) shares are classified as AIM Global Aggressive Growth Fund - Class A Shares, Two Hundred Million (200,000,000) shares are classified as AIM Global Growth Fund
                  - Class A Shares, Two Hundred Million (200,000,000) shares are classified as AIM Global Income Fund - Class A Shares and Four Hundred Million (400,000,000) shares are classified as AIM International Equity Fund - Class A Shares;

         (b) Two Hundred Million (200,000,000) shares are classified as AIM Asian Growth Fund - Class B Shares, Two Hundred Million (200,000,000) shares are classified as AIM European Development Fund - Class B Shares, Two Hundred Million (200,000,000) shares are classified as AIM Global Aggressive Growth Fund - Class B Shares, Two Hundred Million (200,000,000) shares are classified as AIM Global Growth Fund
                  - Class B Shares, Two Hundred Million (200,000,000) shares are classified as AIM Global Income Fund - Class B Shares and Two


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                  Hundred Million (200,000,000) shares are classified as AIM
                  International Equity Fund - Class B Shares;

         (c) Two Hundred Million (200,000,000) shares are classified as AIM Asian Growth Fund - Class C Shares, Two Hundred Million (200,000,000) shares are classified as AIM European Development Fund - Class C Shares, Two Hundred Million (200,000,000) shares are classified as AIM Global Aggressive Growth Fund - Class C Shares, Two Hundred Million (200,000,000) shares are classified as AIM Global Growth Fund
                  - Class C Shares, Two Hundred Million (200,000,000) shares are classified as AIM Global Income Fund - Class C Shares and Two Hundred Million (200,000,000) shares are classified as AIM International Equity Fund - Class C Shares; and

         (d) Two Billion Two Hundred Million (2,200,000,000) shares are unclassified.

         THIRD: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue Seven Billion Eight Hundred Sixty Million (7,860,000,000) shares, $.001 par value per share, having an aggregate par value of $7,860,000, of which:

         (a) Two Hundred Forty Million (240,000,000) shares are classified as AIM Asian Growth Fund - Class A Shares, Two Hundred Forty Million (240,000,000) shares are classified as AIM European Development Fund - Class A Shares, Two Hundred Forty Million (240,000,000) shares are classified as AIM Global Aggressive Growth Fund - Class A Shares, Two Hundred Forty Million (240,000,000) shares are classified as AIM Global Growth Fund - Class A Shares, Two Hundred Forty Million (240,000,000) shares are classified as AIM Global Income Fund - Class A Shares and Four Hundred Eighty Million (480,000,000) shares are classified as AIM International Equity Fund - Class A Shares;

         (b) Two Hundred Forty Million (240,000,000) shares are classified as AIM Asian Growth Fund - Class B Shares, Two Hundred Forty Million (240,000,000) shares are classified as AIM European Development Fund - Class B Shares, Two Hundred Forty Million (240,000,000) shares are classified as AIM Global Aggressive Growth Fund - Class B Shares, Two Hundred Forty Million (240,000,000) shares are classified as AIM Global Growth Fund - Class B Shares, Two Hundred Forty Million (240,000,000) shares are classified as AIM Global Income Fund - Class B Shares and Two Hundred Forty Million (240,000,000) shares are classified as AIM International Equity Fund - Class B Shares;

         (c) Two Hundred Forty Million (240,000,000) shares are classified as AIM Asian Growth Fund - Class C Shares, Two Hundred Forty Million (240,000,000) shares are classified as AIM European Development Fund - Class C Shares, Two Hundred Forty Million (240,000,000) shares are classified as AIM Global Aggressive Growth Fund - Class C Shares, Two Hundred Forty Million


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                  (240,000,000) shares are classified as AIM Global Growth Fund
                  - Class C Shares, Two Hundred Forty Million (240,000,000) shares are classified as AIM Global Income Fund - Class C Shares and Two Hundred Forty Million (240,000,000) shares are classified as AIM International Equity Fund - Class C Shares; and

         (d) Three Billion Three Hundred Million (3,300,000,000) shares are unclassified.

         FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         FIFTH: The total number of shares of capital stock that the Corporation had authority to issue immediately prior to the filing of these Articles Supplementary was increased and such additional shares were classified by the Board of Directors of the Corporation in accordance with section 2-105(c) of the Maryland General Corporation Law.

         SIXTH: The Shares were classified by the Board of Directors of the Corporation under authority granted to it in ARTICLE FIFTH, paragraph (a) of the Charter.

         The undersigned Vice President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his or her knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, AIM INTERNATIONAL FUNDS, INC. has caused these Articles Supplementary to be executed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on December 23, 1999.

                                            AIM INTERNATIONAL FUNDS, INC.
Witness:


/s/ Kathleen J. Pflueger                    By: /s/ Melville B. Cox
----------------------------------              -------------------------------
     Assistant Secretary                             Vice President


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